ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Fourth-Quarter and Full-Year 2025 Results

-- Fourth-Quarter Sales of $8.7 billion, up 20%, Above High End of Guidance --

-- Fourth-Quarter Earnings Per Share of $3.75 and Non-GAAP Earnings Per Share of $4.39, Both Above High End of Guidance --

-- Full-Year Sales of $30.9 billion, up 10% --

-- Full-Year Earnings Per Share of $10.93 and Non-GAAP Earnings Per Share of $11.02 --

CENTENNIAL, Colo.--(BUSINESS WIRE)- Feb. 5, 2026--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2025.

“Arrow delivered a strong fourth quarter, reflecting disciplined execution across the business and continued progress against our strategic priorities,” said Bill Austen, Arrow’s interim president and chief executive officer. “We saw meaningful momentum across both Global Components and ECS, supported by improving leading indicators, strong performance in our value-added offerings, and continued momentum in cloud, AI, and datacenter activity.”

“We are pleased with how the organization performed as we closed the year, amid an environment that continues to recover gradually. We enter 2026 with positive momentum and remain cautiously optimistic as the business remains in the early stages of a modest cyclical upturn. Our focus remains on accelerating profitable growth, expanding our higher-margin, value-added capabilities, and maintaining financial discipline. With a diversified business model, improving profitability, and a talented global team, we believe Arrow is well positioned to execute through the recovery and create long-term value for our customers and shareholders.”

Arrow Consolidated
	Quarter Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
(in millions except per share data)	2025	2024	Change	2025	2024	Change
Consolidated sales	$8,746	$7,283	20%	$30,853	$27,923	10%
Net income attributable to shareholders	195	99	96%	571	392	46%
Net income per diluted share	3.75	1.86	101%	10.93	7.29	50%
Non-GAAP net income attributable to shareholders (1)	228	158	44%	576	568	1%
Non-GAAP net income per diluted share	4.39	2.97	48%	11.02	10.56	4%

In the fourth quarter of 2025, sales increased 20 percent year over year. Changes in foreign currencies had a positive impact on growth of approximately $232 million on sales and $0.23 on earnings per share on a diluted basis compared to the fourth quarter of 2024.

Full-year 2025 sales increased 10 percent year over year. Changes in foreign currencies had a positive impact on growth of approximately $399 million on sales and $0.31 on earnings per share on a diluted basis compared to 2024.

1

ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Components

Global Components
	Quarter Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
(in millions)	2025	2024	Change	2025	2024	Change
Global components sales	$5,882	$4,814	22%	$21,501	$19,983	8%
Global components operating income, as reported	219	117	87%	775	741	5%
Global components non-GAAP operating income	219	173	26%	781	827	(6)%

In the fourth quarter of 2025, global component sales increased 22 percent year over year and increased 19 percent year over year on a constant currency basis. Americas components fourth-quarter sales increased 22 percent year over year. EMEA(2) components fourth-quarter sales increased 16 percent year over year and increased 7 percent year over year on a constant currency basis. Asia-Pacific components fourth-quarter sales increased 26 percent year over year.

Global Enterprise Computing Solutions

Global Enterprise Computing Solutions
	Quarter Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
(in millions)	2025	2024	Change	2025	2024	Change
Global ECS sales	$2,864	$2,469	16%	$9,352	$7,940	18%
Global ECS operating income, as reported	188	160	17%	426	410	4%
Global ECS non-GAAP operating income	189	161	17%	430	414	4%

In the fourth quarter of 2025, global enterprise computing solutions (“ECS”) sales increased 16 percent year over year and increased 11 percent year over year on a constant currency basis. Global ECS billings increased 16 percent year over year. EMEA ECS fourth-quarter sales increased 24 percent year over year and increased 13 percent year over year on a constant currency basis. Americas ECS fourth-quarter sales increased 7 percent year over year.

Other Financial Information

In the fourth quarter of 2025, Arrow generated $200 million of cash flow from operations and repurchased $50 million of shares.

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

2 Europe, the Middle East, and Africa.

2

First-Quarter 2026 Outlook

●	Consolidated sales of $7.95 billion to $8.55 billion, with global components sales of $5.75 billion to $6.15 billion, and global enterprise computing solutions sales of $2.20 billion to $2.40 billion
●	Net income per share on a diluted basis of $2.13 to $2.33, and non-GAAP net income per share on a diluted basis of $2.70 to $2.90
●	Average tax rate in the range of 23 percent to 25 percent
●	Interest expense of approximately $60 million
●	Changes in foreign currencies to increase sales by approximately $263 million, and earnings per share on a diluted basis by $0.10 compared to the first quarter of 2025
●	Changes in foreign currencies to increase quarter-over-quarter growth in sales by $17 million and earnings per share on a diluted basis will have no impact compared to the fourth quarter of 2025

First-Quarter 2026 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	April 4,	March 29,		April 4,	December 31,
(in billions)	2026	2025	% Change	2026	2025	% Change

Global components sales, GAAP	$5.75 - 6.15	$4.78	20% - 29%	$5.75 - 6.15	$5.88	(2)% - 5%
Impact of changes in foreign currencies	—	0.15		—	0.01
Global components sales, constant currency	$5.75 - 6.15	$4.93	17% - 25%	$5.75 - 6.15	$5.89	(2)% - 4%

Global ECS sales, GAAP	$2.20 - 2.40	$2.04	8% - 18%	$2.20 - 2.40	$2.86	(23)% - (16)%
Impact of changes in foreign currencies	—	0.12		—	0.01
Global ECS sales, constant currency	$2.20 - 2.40	$2.16	2% - 12%	$2.20 - 2.40	$2.87	(23)% - (16)%

NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$2.13 to $2.33	$0.07	$0.50	$2.70 to $2.90

3

Earnings Presentation

Please refer to the earnings presentation, that can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss fourth-quarter and full-year 2025 financial results on Feb. 5, 2026, at 4:30 PM ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/176417710. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

About Arrow Electronics

Arrow Electronics sources and engineers technology solutions for thousands of leading technology manufacturers and service providers. With 2025 sales of $31 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

Key Business Metrics

Management uses gross billings as an operational metric to monitor operating performance of its global ECS reportable segment, including sales performance by geographic region, as it provides meaningful supplemental information to the reader in evaluating the overall performance of the global ECS business. The company uses this key metric to develop financial forecasts, make strategic decisions, and prepare and approve annual budgets. Gross billings represent amounts invoiced to customers for goods and services during a period and do not include the impact of recording sales on a net basis or sales adjustments, such as trade discounts and other allowances. The use of gross billings has certain limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking statements,” as the term is defined under the federal securities laws. Forward-looking statements are those statements which are not statements of historical or current fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “would,” “could,” “believes,” “seeks,” “projected,” “potential,” “estimates,” and similar expressions, and include, but are not limited to, statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2026 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, the timing of the completion of the Operating Expense Efficiency Plan (the “Plan”) and Arrow’s estimated costs and expected operating expense reductions from the Plan, industry trends and expectations regarding market demand and conditions and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions or changes, including those that may occur in connection with recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; political instability and changes; impacts of military conflict and sanctions; trade protection measures, tariffs, increased trade tensions, trade agreements and policies, and other restrictions, duties, and value-added taxes, and the associated macroeconomic impacts; disruptions, shortages, or inefficiencies in the supply chain; non-compliance with certain laws, regulations, or executive orders, such as trade, export, antitrust, and anti-corruption laws, or regulatory restrictions relating to the company or its subsidiaries or the permissibility of third-parties to transact therewith; the inability to realize sufficient sales to cover non-cancellable purchase obligations under certain ECS distribution agreements; management transitions, including the company’s search for a permanent CEO; the incurrence of unanticipated charges or failure to realize contemplated cost savings in connection with the Operating Expense Efficiency Plan; changes in product supply, pricing, and customer demand; increased profit-margin pressure resulting from industry conditions, competition, or other factors; changes in relationships with key suppliers; other vagaries in the global components and the global ECS markets; changes to applicable laws, regulations, executive orders, or rules relating to government contractors and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues; commercial disputes, patent infringement claims, product liability lawsuits, or other legal proceedings; foreign tax and other loss contingencies; failure, disruption, or compromise of the company’s information systems or those of a third-party service provider, including unauthorized use or disclosure of company, supplier, or customer information; outbreaks, epidemics, pandemics, or public health crises; the effects of natural or man-made catastrophic events; and the company’s ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Quarterly Report on Form 10-Q and the company’s most recent Annual Report on Form 10-K, as well as in other filings the

4

company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interest, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization; restructuring, integration, and other; net gains and losses on investments; inventory write downs related to the wind down of businesses within the global components reportable segment (“impact of wind down”); loss on extinguishment of debt; and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For further discussion of our non-GAAP measures and related adjustments, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K.

Contacts
Investors:	Michael Nelson,
Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

5

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)
Sales	$8,746,430	$7,282,877	$30,852,935	$27,923,324
Cost of sales	7,737,674	6,479,567	27,386,216	24,630,916
Gross profit	1,008,756	803,310	3,466,719	3,292,408
Operating expenses:
Selling, general, and administrative	639,455	547,511	2,390,627	2,217,940
Depreciation and amortization	33,985	39,638	137,750	162,994
Restructuring, integration, and other	41,239	21,058	116,119	142,917
	714,679	608,207	2,644,496	2,523,851
Operating income	294,077	195,103	822,223	768,557
Equity in earnings (losses) of affiliated companies	2,074	(544)	3,198	1,368
Gain (loss) on investments, net	913	(4,070)	109,888	(4,830)
Loss on extinguishment of debt	—	—	—	(1,657)
Post-retirement expense, net	(327)	(1,393)	(2,277)	(4,285)
Interest and other financing expense, net	(43,764)	(60,392)	(215,104)	(269,834)
Income before income taxes	252,973	128,704	717,928	489,319
Provision for income taxes	59,427	28,816	148,234	95,812
Consolidated net income	193,546	99,888	569,694	393,507
Noncontrolling interests	(1,058)	680	(1,572)	1,433
Net income attributable to shareholders	$194,604	$99,208	$571,266	$392,074
Net income per share:
Basic	$3.78	$1.88	$11.03	$7.36
Diluted	$3.75	$1.86	$10.93	$7.29
Weighted-average shares outstanding:
Basic	51,434	52,723	51,804	53,282
Diluted	51,895	53,214	52,255	53,797

6

ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$306,467	$188,807
Accounts receivable, net	19,738,666	13,030,991
Inventories	5,081,863	4,709,706
Other current assets	533,035	471,909
Total current assets	25,660,031	18,401,413
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	199,433	194,061
Machinery and equipment	1,715,415	1,623,228
	1,920,539	1,822,980
Less: Accumulated depreciation and amortization	(1,445,889)	(1,353,720)
Property, plant, and equipment, net	474,650	469,260
Investments in affiliated companies	59,315	57,299
Intangible assets, net	77,022	96,706
Goodwill	2,120,071	2,055,295
Other assets	687,049	677,734
Total assets	$29,078,138	$21,757,707
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,383,796	$11,047,470
Accrued expenses	1,461,261	1,238,714
Short-term borrowings, including current portion of long-term debt	341	349,978
Total current liabilities	18,845,398	12,636,162
Long-term debt	3,084,715	2,773,783
Other liabilities	489,326	516,234

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2025 and 2024
Issued - 55,838 and 55,592 shares in 2025 and 2024, respectively	55,838	55,592
Capital in excess of par value	586,993	562,080
Treasury stock (4,768 and 3,420 shares in 2025 and 2024, respectively), at cost	(483,571)	(328,078)
Retained earnings	6,552,092	5,980,826
Accumulated other comprehensive loss	(126,640)	(509,269)
Total shareholders’ equity	6,584,712	5,761,151
Noncontrolling interests	73,987	70,377
Total equity	6,658,699	5,831,528
Total liabilities and equity	$29,078,138	$21,757,707

7

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Consolidated net income	$193,546	$99,888
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	33,985	39,638
Amortization of stock-based compensation	7,435	4,444
Equity in (earnings) losses of affiliated companies	(2,074)	544
Deferred income taxes	(41,367)	(79,579)
(Gain) loss on investments, net	(834)	4,183
Other	428	1,134
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(4,049,915)	(1,525,485)
Inventories	(351,405)	(241,622)
Accounts payable	4,236,336	1,779,503
Accrued expenses	154,782	(330,408)
Other assets and liabilities	19,033	574,224
Net cash provided by operating activities	199,950	326,464
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(27,381)	(22,548)
Cash consideration paid for acquired businesses, net of cash acquired	—	(18,909)
Other	—	41
Net cash used for investing activities	(27,381)	(41,416)
Cash flows from financing activities:
Change in short-term and other borrowings	(10,444)	(560,840)
Proceeds from (repayments of) long-term bank borrowings, net	(35,403)	410,189
Proceeds from exercise of stock options	25	—
Repurchases of common stock	(50,890)	(50,790)
Net cash used for financing activities	(96,712)	(201,441)
Effect of exchange rate changes on cash	16,998	(142,800)
Net increase (decrease) in cash and cash equivalents	92,855	(59,193)
Cash and cash equivalents at beginning of period	213,612	248,000
Cash and cash equivalents at end of period	$306,467	$188,807

8

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Consolidated net income	$569,694	$393,507
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	137,750	162,994
Amortization of stock-based compensation	27,883	34,631
Equity in earnings of affiliated companies	(3,198)	(1,368)
Deferred income taxes	(36,182)	(99,866)
Loss on extinguishment of debt	—	1,657
(Gain) loss on investments, net	(110,269)	5,068
Other	351	5,520
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(6,342,006)	(1,013,091)
Inventories	(286,180)	421,063
Accounts payable	6,107,791	1,092,488
Accrued expenses	60,415	(140,871)
Other assets and liabilities	(62,000)	268,681
Net cash provided by operating activities	64,049	1,130,413
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(101,254)	(92,703)
Proceeds from sale of property, plant, and equipment	—	5,157
Cash consideration paid for acquired businesses, net of cash acquired	—	(34,834)
Proceeds from settlement of net investment hedges	24,858	10,635
Proceeds from sale of investments in equity securities	100,000	—
Other	—	17,303
Net cash provided by (used for) investing activities	23,604	(94,442)
Cash flows from financing activities:
Change in short-term and other borrowings	(592)	(1,155,909)
Proceeds from (repayments of) long-term bank borrowings, net	302,820	470,347
Redemption of notes	(350,000)	(1,000,000)
Net proceeds from note offering	—	989,564
Proceeds from exercise of stock options	3,452	5,354
Repurchases of common stock	(161,669)	(265,142)
Other	(148)	(1,041)
Net cash used for financing activities	(206,137)	(956,827)
Effect of exchange rate changes on cash	236,144	(108,390)
Net increase (decrease) in cash and cash equivalents	117,660	(29,246)
Cash and cash equivalents at beginning of year	188,807	218,053
Cash and cash equivalents at end of year	$306,467	$188,807

9

ARROW ELECTRONICS, INC.

ECS Gross Billings

(In thousands)

(Unaudited)

Global Enterprise Computing Solutions - Gross Billings(1)
	Quarter Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2025	2024	Change	2025	2024	Change
Gross billings:
Americas ECS	$3,041,843	$2,942,118	3%	$10,606,712	$10,323,375	3%
EMEA ECS	4,039,437	3,144,823	28%	11,443,462	9,204,833	24%
Global ECS	$7,081,280	$6,086,941	16%	$22,050,174	$19,528,208	13%

(1)	Refer to page 4 for discussion about key business metrics. Gross billings are not a substitute for revenue.

10

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	December 31, 2025	December 31, 2024	% Change

Consolidated sales, as reported	$8,746,430	$7,282,877	20.1%
Impact of changes in foreign currencies	—	231,615
Consolidated sales, constant currency	$8,746,430	$7,514,492	16.4%

Global components sales, as reported	$5,882,277	$4,813,760	22.2%
Impact of changes in foreign currencies	—	108,900
Global components sales, constant currency	$5,882,277	$4,922,660	19.5%

Americas components sales, as reported	$1,959,548	$1,603,710	22.2%
Impact of changes in foreign currencies	—	808
Americas components sales, constant currency	$1,959,548	$1,604,518	22.1%

EMEA components sales, as reported	$1,460,298	$1,262,320	15.7%
Impact of changes in foreign currencies	—	105,656
EMEA components sales, constant currency	$1,460,298	$1,367,976	6.7%

Asia components sales, as reported	$2,462,431	$1,947,730	26.4%
Impact of changes in foreign currencies	—	2,436
Asia components sales, constant currency	$2,462,431	$1,950,166	26.3%

Global ECS sales, as reported	$2,864,153	$2,469,117	16.0%
Impact of changes in foreign currencies	—	122,715
Global ECS sales, constant currency	$2,864,153	$2,591,832	10.5%

Americas ECS sales, as reported	$1,246,108	$1,162,227	7.2%
Impact of changes in foreign currencies	—	825
Americas ECS sales, constant currency	$1,246,108	$1,163,052	7.1%

EMEA ECS sales, as reported	$1,618,045	$1,306,890	23.8%
Impact of changes in foreign currencies	—	121,890
EMEA ECS sales, constant currency	$1,618,045	$1,428,780	13.2%

11

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Year Ended
	December 31, 2025	December 31, 2024	% Change

Consolidated sales, as reported	$30,852,935	$27,923,324	10.5%
Impact of changes in foreign currencies	—	398,799
Consolidated sales, constant currency	$30,852,935	$28,322,123	8.9%

Global components sales, as reported	$21,501,289	$19,983,267	7.6%
Impact of changes in foreign currencies	—	205,431
Global components sales, constant currency	$21,501,289	$20,188,698	6.5%

Americas components sales, as reported	$6,944,480	$6,411,701	8.3%
Impact of changes in foreign currencies	—	852
Americas components sales, constant currency	$6,944,480	$6,412,553	8.3%

EMEA components sales, as reported	$5,670,850	$5,648,107	0.4%
Impact of changes in foreign currencies	—	210,617
EMEA components sales, constant currency	$5,670,850	$5,858,724	(3.2)%

Asia components sales, as reported	$8,885,959	$7,923,459	12.1%
Impact of changes in foreign currencies	—	(6,038)
Asia components sales, constant currency	$8,885,959	$7,917,421	12.2%

Global ECS sales, as reported	$9,351,646	$7,940,057	17.8%
Impact of changes in foreign currencies	—	193,368
Global ECS sales, constant currency	$9,351,646	$8,133,425	15.0%

Americas ECS sales, as reported	$4,230,746	$4,067,160	4.0%
Impact of changes in foreign currencies	—	(8,112)
Americas ECS sales, constant currency	$4,230,746	$4,059,048	4.2%

EMEA ECS sales, as reported	$5,120,900	$3,872,897	32.2%
Impact of changes in foreign currencies	—	201,480
EMEA ECS sales, constant currency	$5,120,900	$4,074,377	25.7%

12

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended December 31, 2025
				Impact
	Reported	Intangible	Restructuring	of	Non
	GAAP	amortization	& Integration	Wind	recurring		Non-GAAP
	measure	expense	charges	Down(1)	tax items	Other(2)	measure
Operating income	$294,077	$4,764	$41,239	$(3,638)	$—	$—	$336,442
Income before income taxes	252,973	4,764	41,239	(3,638)	—	(913)	294,425
Provision for income taxes	59,427	1,163	8,523	(1,100)	—	(219)	67,794
Consolidated net income	193,546	3,601	32,716	(2,538)	—	(694)	226,631
Noncontrolling interests	(1,058)	—	—	—	—	—	(1,058)
Net income attributable to shareholders	$194,604	$3,601	$32,716	$(2,538)	$—	$(694)	$227,689
Net income per diluted share (6)	$3.75	$0.07	$0.63	$(0.05)	$—	$(0.01)	$4.39
Effective tax rate (7)	23.5%						23.0%

Three months ended December 31, 2024
				Impact
	Reported	Intangible	Restructuring	of	Non
	GAAP	amortization	& Integration	Wind	recurring		Non-GAAP
	measure	expense	charges	Down(1)	tax items	Other(2)	measure
Operating income	$195,103	$7,219	$21,058	$50,344	$—	$—	$273,724
Income before income taxes	128,704	7,219	21,058	50,344	—	4,070	211,395
Provision for income taxes	28,816	1,786	4,318	16,692	—	977	52,589
Consolidated net income	99,888	5,433	16,740	33,652	—	3,093	158,806
Noncontrolling interests	680	135	—	—	—	—	815
Net income attributable to shareholders	$99,208	$5,298	$16,740	$33,652	$—	$3,093	$157,991
Net income per diluted share (6)	$1.86	$0.10	$0.31	$0.63	$—	$0.06	$2.97
Effective tax rate (7)	22.4%						24.9%

13

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Year ended December 31, 2025
				Impact
	Reported	Intangible	Restructuring	of	Non
	GAAP	amortization	& Integration	Wind	recurring		Non-GAAP
	measure	expense	charges	Down(1)	tax items(3)	Other(4)	measure
Operating income	$822,223	$19,760	$116,119	$(10,266)	$—	$172	$948,008
Income before income taxes	717,928	19,760	116,119	(10,266)	—	(109,716)	733,825
Provision for income taxes	148,234	4,849	27,923	(3,199)	8,143	(26,321)	159,629
Consolidated net income	569,694	14,911	88,196	(7,067)	(8,143)	(83,395)	574,196
Noncontrolling interests	(1,572)	156	—	—	—	—	(1,416)
Net income attributable to shareholders	$571,266	$14,755	$88,196	$(7,067)	$(8,143)	$(83,395)	$575,612
Net income per diluted share (6)	$10.93	$0.28	$1.69	$(0.14)	$(0.16)	$(1.60)	$11.02
Effective tax rate (7)	20.6%						21.8%

Year ended December 31, 2024
				Impact
	Reported	Intangible	Restructuring	of	Non
	GAAP	amortization	& Integration	Wind	recurring		Non-GAAP
	measure	expense	charges	Down(1)	tax items	Other(5)	measure
Operating income	$768,557	$29,529	$142,917	$60,573	$—	$—	$1,001,576
Income before income taxes	489,319	29,529	142,917	60,573	—	6,487	728,825
Provision for income taxes	95,812	7,348	35,138	19,139	—	1,557	158,994
Consolidated net income	393,507	22,181	107,779	41,434	—	4,930	569,831
Noncontrolling interests	1,433	541	—	—	—	—	1,974
Net income attributable to shareholders	$392,074	$21,640	$107,779	$41,434	$—	$4,930	$567,857
Net income per diluted share (6)	$7.29	$0.40	$2.00	$0.77	$—	$0.09	$10.56
Effective tax rate (7)	19.6%						21.8%

(1) Includes write-downs (recoveries) of inventory related to the wind down of businesses.

(2) Other includes gain (loss) on investments, net.

(3) Includes impacts from tax settlements related to U.S. federal tax law changes enacted as part of the 2017 Tax Cuts and Jobs Act.

(4) Other includes gain on investments, net, and employee severance and benefits costs not related to restructuring initiatives presented in cost of sales.

(5) Other includes (gain) loss on investments, net and loss on extinguishment of debt.

(6) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(7) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

14

ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Sales:
Global components	$5,882,277	$4,813,760	$21,501,289	$19,983,267
Global ECS	2,864,153	2,469,117	9,351,646	7,940,057
Consolidated	$8,746,430	$7,282,877	$30,852,935	$27,923,324
Operating income (loss):
Global components (a)	$219,158	$116,910	$774,706	$741,273
Global ECS (b)	187,884	160,421	425,911	410,075
Segment operating income (loss)	$407,042	$277,331	$1,200,617	$1,151,348
Corporate operating expenses (c)	(112,965)	(82,228)	(378,394)	(382,791)
Consolidated	$294,077	$195,103	$822,223	$768,557

(a)	Global components operating income includes (recoveries) charges of $(3.6) million and $(10.3) million in inventory write-downs related to the wind down of a business for the fourth quarter and twelve months of 2025, respectively. Global components operating income includes charges of $50.3 million and $60.6 million in inventory write-downs related to the wind-down of businesses for the fourth quarter and twelve months ended of 2024, respectively.
(b)	During 2025, global ECS operating income includes $18.3 million in net losses related to under performance of the non-cancellable multi-year purchase obligations. During 2024, global ECS operating income includes a reversal of $20.0 million for aged receivables that were collected, related to the same customer, which was taken during the second quarter of 2024.
(c)	Corporate unallocated operating losses include restructuring, integration, and other charges of $41.2 million, $116.1 million for the fourth quarter and 12 months of 2025, respectively, and $21.0 million and $142.9 million for the fourth quarter and twelve months of 2024, respectively.

15

ARROW ELECTRONICS, INC.

NON-GAAP SEGMENT RECONCILIATIONS

(In thousands)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Global components gross profit, as reported	$647,154	$497,324	$2,402,653	$2,332,358
Impact of wind down to inventory	(3,638)	50,344	(10,266)	60,573
Other	—	—	172	—
Global components non-GAAP gross profit	$643,516	$547,668	$2,392,559	$2,392,931
Global components gross profit as a percentage of sales, as reported	11.0%	10.3%	11.2%	11.7%
Global components non-GAAP gross profit as a percentage of sales	10.9%	11.4%	11.1%	12.0%

Global ECS gross profit, as reported	$361,602	$305,986	$1,064,066	$960,050
Global ECS gross profit as a percentage of sales, as reported	12.6%	12.4%	11.4%	12.1%

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Global components operating income, as reported	$219,158	$116,910	$774,706	$741,273
Intangible assets amortization expense	3,837	6,162	16,058	25,296
Impact of wind down to inventory	(3,638)	50,344	(10,266)	60,573
Other	—	—	172	—
Global components non-GAAP operating income	$219,357	$173,416	$780,670	$827,142
Global components operating income as a percentage of sales, as reported	3.7%	2.4%	3.6%	3.7%
Global components non-GAAP operating income as a percentage of sales	3.7%	3.6%	3.6%	4.1%

Global ECS operating income, as reported	$187,884	$160,421	$425,911	$410,075
Intangible assets amortization expense	927	1,057	3,702	4,233
Global ECS non-GAAP operating income	$188,811	$161,478	$429,613	$414,308
Global ECS operating income as a percentage of sales, as reported	6.6%	6.5%	4.6%	5.2%
Global ECS non-GAAP operating income as a percentage of sales	6.6%	6.5%	4.6%	5.2%

16